Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENT, that each of the undersigned Directors of Florida East Coast Industries, Inc., a Florida corporation (Corporation), which is about to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Exchange Act of 1934, as amended, a Report on Form 10-K for the fiscal year ended December 31, 2006, hereby constitutes and appoints Adolfo Henriques and Heidi J. Eddins as his or her true and lawful attorneys-in-fact and agent, and each of them with full power to act, without the other in his or her stead, in any and all capacities, to sign the 2006 Report of Florida East Coast Industries, Inc., on Form 10-K and to file on behalf of the Corporation such Report and amendments with all exhibits thereto, and any and all other information and documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform any and all acts and things requisite and ratifying and confirming all that each said attorneys-in-fact and agent or any one of them, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date indicated below:

/s/ A. Codina A. Codina, President, Chief Executive Officer, Flagler Development Group and Director	/s/ D. M. Foster D. M. Foster, Director

/s/ J. E. Jordan	/s/ G.H. Lamphere
J.E. Jordan, Director	G. H. Lamphere, Director

/s/ J. Nemec	/s/ J. Perez.
J. Nemec, Director	J. Perez, Director

/s/ W. L. Sanders, Jr.	/s/ R. Sugranes
W. L. Sanders, Jr., Director	R. Sugranes, Director

/s/ George Zoffinger
George Zoffinger, Director
Date: February 26, 2007

FLORIDA EAST COAST INDUSTRIES, INC.
SCHEDULE II — VALUATION RESERVES
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
(dollars in thousands)

	Balance at	Charged to		Balance at
	Beginning	Costs and	Deductions/	End of
Description	of Period	Expenses	Write-offs	Period
2006 Allowance for Doubtful Accounts	2,182	1,001	(624)	2,559
2005 Allowance for Doubtful Accounts	1,710	897	(425)	2,182
2004 Allowance for Doubtful Accounts	1,717	609	(616)	1,710

FLORIDA EAST COAST INDUSTRIES, INC.
SCHEDULE III (CONSOLIDATED) — REAL ESTATE AND ACCUMULATED DEPRECIATION
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
(dollars in thousands)

	Initial Cost to Company		Carried at Close of Period
		Costs						Depreciable Life
		Capitalized						Used in
		Subsequent					Date	Calculation in
		to	Land & Land	Buildings and		Accumulated	Capitalized or	Latest Income
Description	Land	Acquisition	Improvements	Improvements	Total	Depreciation	Acquired	Statement
Duval County
Office Buildings	13,809	171,233	31,645	153,397	185,042	59,026	1985	3 to 40 years
Office/Showroom/Warehouses	1,623	45,570	5,976	41,217	47,193	24,729	1987	3 to 40 years
Office/Warehouses	930	4,999	1,668	4,261	5,929	1,743	1994	3 to 40 years
Front Load Warehouse	68	9,548	817	8,799	9,616	1,608	1998	3 to 40 years
Rail Warehouse	23	3,259	326	2,956	3,282	1,205	1998	3 to 40 years
Land with Infrastructure	5,557	25,633	31,182	8	31,190	6,035	Various	3 to 40 years
Unimproved Land & Misc. Assets	523	—	523	—	523	—	1998	3 to 40 years

St. Johns County
Office Building	—	—	—	—	—	—	Various	3 to 40 years
Unimproved Land	3,467	1,195	4,662	—	4,662	252	Various	15 years

Flagler County
Unimproved Land	16	12	28	—	28	2	Various	15 years

Volusia County
Unimproved Land	137	274	411	—	411	22	Various	15 years

Brevard County
Land with Infrastructure	715	239	954	—	954	34	Various	15 years
Unimproved Land	3,826	—	3,826	—	3,826	—	Various	15 years

St. Lucie County
Unimproved Land	405	63	468	—	468	14	Various	15 years

Martin County
Land with Infrastructure	23	124	147	—	147	30	Various	15 years
Unimproved Land	—	—	—	—	—	—	Various	15 years

Okeechobee County
Unimproved Land	2	—	2	—	2	—	Various	15 years

Putnam County
Unimproved Land	2	—	2	—	2	—	Various	15 years

Palm Beach County
Unimproved Land	122	33	155	—	155	—	Various	15 years

Broward County
Rail Warehouse	—	—	—	—	—	—	Various	3 to 40 years
Land with Infrastructure	—	—	—	—	—	—	1992	3 to 40 years
Unimproved Land	7,298	—	7,298	—	7,298	—	Various	3 to 40 years
Building	4,834	9,649	6,444	8,039	14,483	585	2005	3 to 40 years

FLORIDA EAST COAST INDUSTRIES, INC.
SCHEDULE III (CONSOLIDATED) — REAL ESTATE AND ACCUMULATED DEPRECIATION
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
(dollars in thousands)

	Initial Cost to Company		Carried at Close of Period					Depreciable Life
		Costs						Used in
		Capitalized					Date	Calculation in
		Subsequent to	Land & Land	Buildings and		Accumulated	Capitalized or	Latest Income
Description	Land	Acquisition	Improvements	Improvements	Total	Depreciation	Acquired	Statement
Dade County
Double Front Load Warehouse	972	7,306	2,074	6,204	8,278	3,216	1993	3 to 40 years
Rail Warehouses	1,853	13,335	3,926	11,262	15,188	6,936	1988	3 to 40 years
Office/Showroom/Warehouses	2,328	19,162	5,788	15,702	21,490	11,069	1988	3 to 40 years
Office Building	8,209	80,313	22,282	66,240	88,522	9,501	2000	3 to 40 years
Office/Warehouses	11,392	65,781	19,355	57,818	77,173	19,177	1990	3 to 40 years
Front Load Warehouses	4,092	26,032	8,773	21,351	30,124	12,225	1991	3 to 40 years
Office/Service Center	344	3,060	873	2,531	3,404	1,467	1994	3 to 40 years
Transit (Retail) Warehouse	439	6,135	840	5,734	6,574	1,909	Various	3 to 40 years
Land with Infrastructure	12,790	24,032	35,939	883	36,822	3,882	Various	3 to 40 years
Unimproved Land & Misc. Assets	145,960	1,244	145,960	1,244	147,204	548	Various	3 to 40 years

Orange County
Office Buildings	8,764	92,911	10,840	90,835	101,675	24,373	1998	3 to 40 years
Office/Showroom/Warehouses	1,261	10,435	1,377	10,319	11,696	5,294	1998	3 to 40 years
Land with Infrastructure	3,231	414	3,430	215	3,645	77	1995	3 to 40 years
Unimproved Land & Misc. Assets	10,287	6,065	16,352	—	16,352	758	1999	3 to 40 years

Polk County
Unimproved Land	15,045	4,414	19,459	—	19,459	—	Various	15 years

Indian River County
Unimproved Land	—	—	—	—	—	—	Various	15 years

Seminole County
Unimproved Land	—	—	—	—	—	—	Various	15 years

TOTALS	270,347	632,470	393,802	509,015	902,817	195,717

Notes:

(A)	The aggregate cost of real estate owned at December 31, 2006 for federal income tax purposes is approximately $785.6 million. This amount includes reinvested gains of $168.4 million.

(B)	Reconciliation of real estate owned (dollars in thousands):

	2006	2005	2004
Balance at beginning of year	735,778	547,497	527,493
Amounts capitalized	214,699	193,349	49,767
Amounts retired or adjusted	(47,660)	(5,068)	(29,763)

Balance at close of period	902,817	735,778	547,497

Reconciliation of real estate owned to Note 7 of the financial statements included in Item 8 of this report:

Note 7 captions	2006	2005
Railroad buildings	2,680	13,234
Railroad land & land improvements	22,279	12,562
Flagler buildings	506,335	469,833
Flagler land & land improvements	371,523	240,149

Real estate owned above	902,817	735,778

See Note 7 for construction in progress amounts.

(C)	Reconciliation of accumulated depreciation (dollars in thousands):

	2006	2005	2004
Balance at beginning of year	171,908	143,585	125,757
Depreciation expense	30,935	28,073	22,821
Amounts retired or adjusted	(7,126)	250	(4,993)

Balance at close of period	195,717	171,908	143,585

(D)	Certain amounts shown in Schedule III have been reclassified to conform to 2006’s presentation.